Exhibit 4.2

TRICIDA, INC.

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED INVESTOR RIGHTS

AGREEMENT

This Amendment No. 1 to the Amended and Restated Investor Rights Agreement (this “Amendment”), is made and entered into dated as of February 28, 2018, and amends that certain Amended and Restated Investor Rights Agreement, dated as of November 7, 2017 by and among Tricida, Inc., a Delaware corporation (the “Company”), and the entities set forth on Exhibit A thereto (the “Agreement”). Capitalized terms not defined in this Amendment have the meanings set forth in the Agreement.

RECITALS

WHEREAS, pursuant to the terms of a Loan and Security Agreement of even date herewith, the Company shall issue warrants to Hercules Capital, Inc., a Maryland corporation, and Hercules Technology III, L.P., a Delaware limited partnership (collectively, the “Warrantholders”).

WHEREAS, the Company and the undersigned Investors desire to amend the Agreement to (i) grant the Warrantholders certain rights under the Agreement and (ii) make certain other changes to the Agreement.

WHEREAS, Section 5.5 of the Agreement provides that in most instances the Agreement may be amended with the prior written consent of the Company and the Requisite Holders.

WHEREAS, the undersigned stockholders, constituting the Requisite Holders, and the Company desire to amend the Agreement as set forth below pursuant to its terms.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT OF AGREEMENT

1.	Amendment of Section 1.2(g). Section 1.2(g) of the Agreement is hereby amended and restated in its entirety as follows:

“(g)

“Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares, (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities, (c) any other Common Stock of the Company that may be held from time to time by the Investors and (d) for purposes of Section 2 of the Agreement, except for

Section 2.2 (Demand Registration) and Section 2.13 (Rule 144 Reporting), Common Stock issued upon exercise of the warrants, each dated February 28, 2018, issued to Hercules Capital, Inc. and Hercules Technology III, L.P. (collectively, the “Hercules Warrants”). Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

2.	Amendment of Section 2.4. The first sentence of Section 2.4 of the Agreement is hereby amended and restated in its entirety as follows:

“2.4	Form S-3 Registration. In case the Company shall receive from a holder of at least 2,000,000 shares of Preferred Stock (or Common Stock issued upon conversion of Preferred Stock) (as adjusted for any stock dividend, combinations, splits, recapitalizations and the like) a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Investor, the Company will:”

3.	Amendment of Section 2.10. Section 2.10 of the Agreement is hereby amended and restated in its entirety as follows:

“2.10	Limitation on Subsequent Registration Rights. Other than (a) as provided in Section 5.10 or (b) as may be provided in or in connection with the original issuance of the Hercules Warrants, after the date of this Agreement, as amended, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.”

4.	Amendment of Section 4.6. Subsections (h) and (i) of Section 4.6 of the Agreement are hereby amended and restated in their entirety as set forth below and a new subsection (j) is added to Section 4.6 of the Agreement as follows:

“(h)    any Equity Securities that are issued by the Company in connection with a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act;

(i)    any Equity Securities that the Requisite Holders elect, by vote or written consent, voting together as a single class on an as-converted basis, to exclude from the rights of first refusal established by this Section 4; and

(j)    any Equity Securities (a) issued pursuant to the Hercules Warrants, or (b) to the Lender (as defined in the Loan Agreement) or its assignee or nominee pursuant to Section 8.1 of the Loan Agreement by and between the Company and

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each of its Qualified Subsidiaries (as defined in the Loan Agreement), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement and Hercules Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (as defined in the Loan Agreement), dated as of February 28, 2018 (the “Loan Agreement”).”

5.	Amendment of Section 5.5. Subsection (a) of Section 5.5 of the Agreement is hereby amended and restated in its entirety as follows:

“(a)    Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the prior written consent of the Company and the Requisite Holders; provided, however, that Section 3.6 may not be amended, waived or terminated without the prior written consent of Limulus as to Limulus’s rights, and without the prior written consent of Longitude as to Longitude’s rights, and Section 2.11 may not be amended, waived or terminated without the prior written consent of the Requisite Series D Holders (as defined in the Restated Charter); provided further, that Section 2 (with the exception of Section 2.2 (Demand Registration) and Section 2.13 (Rule 144 Reporting)) may not be amended, waived or terminated so as to adversely affect Hercules Capital, Inc. and Hercules Technology III, L.P. without the prior written consent of Hercules Capital, Inc. and Hercules Technology III, L.P., unless such amendment, waiver or termination affects the rights and obligations associated with the shares of Common Stock issued or issuable under each of the Hercules Warrants in the same manner as such amendment, waiver or termination affects the rights and obligations associated with the shares of Common Stock issuable upon conversion of all shares of Preferred Stock held by the Holders hereto.”

ARTICLE II

MISCELLANEOUS

1.	Reference to and Effect on the Agreements. On or after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any of such to be deemed a reference to the Agreement as amended hereby.

2.	No Other Amendments. Except as set forth herein, the Agreement shall remain in full force and effect in accordance with their terms.

3.	Counterparts; Electronic or Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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4.	Governing Law, Amendment. This Amendment shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Amendment, including without limitation to interpret or enforce any provision of this Amendment, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the State of Delaware. This Amendment may only be amended in accordance with the terms of Section 5.5 of the Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the date first written above.

COMPANY:

TRICIDA, INC.

By: /s/ Gerrit Klaerner

Name: Gerrit Klaerner

Title: President and Chief Executive Officer

Address: 7000 Shoreline Court, Suite 201 South San Francisco, CA 94080

Signature Page to Tricida, Inc.

Amendment No. 1 to the Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTOR:

ORBIMED PRIVATE INVESTMENTS V, LP
BY: ORBIMED CAPITAL GP V LLC, ITS GENERAL PARTNER

BY: ORBIMED ADVISORS LLC,
ITS MANAGING MEMBER

By:	/s/ Jonathan Silverstein
Name:	Jonathan Silverstein
Title:	Member

Address: c/o OrbiMed Advisors, LLC

601 Lexington Avenue, 54th Floor

New York, NY 10022

Signature Page to Tricida, Inc.

Amendment No. 1 to the Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTOR:

SIBLING CO-INVESTMENT LLC
BY: SIBLING CAPITAL VENTURES LLC
ITS: SOLE MANAGER

By:	/s/ Brian M. Isern
Name:	Brian M. Isern
Title:	Manager

Address:

Attn: Brian M. Isern

702 San Antonio Street

Austin, Texas 78701

Signature Page to Tricida, Inc.

Amendment No. 1 to the Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTOR:

SIBLING CAPITAL FUND II-A L.P.
BY: SIBLING CAPITAL VENTURES LLC
ITS: SOLE GENERAL PARTNER

By:	/s/ Brian M. Isern
Name:	Brian M. Isern
Title:	President

Address:

Attn: Brian M. Isern

702 San Antonio Street

Austin, Texas 78701

Signature Page to Tricida, Inc.

Amendment No. 1 to the Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTOR:

SIBLING CAPITAL FUND II-B L.P.
BY: SIBLING CAPITAL VENTURES II LLC
ITS: SOLE GENERAL PARTNER

By:	/s/ Brian M. Isern
Name:	Brian M. Isern
Title:	President

Address:

Attn: Brian M. Isern

702 San Antonio Street

Austin, Texas 78701

Signature Page to Tricida, Inc.

Amendment No. 1 to the Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTOR:
SIBLING CAPITAL FUND II-C L.P.
BY: SIBLING CAPITAL VENTURES III LLC
ITS: SOLE GENERAL PARTNER

By:	/s/ Brian M. Isern
Name:	Brian M. Isern
Title:	President

Date:	2/28/18

Address:

Attn: Brian M. Isern

702 San Antonio Street

Austin, Texas 78701

Signature Page to Tricida, Inc.

Amendment No. 1 to the Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTOR:
SIBLING CAPITAL FUND II-D L.P.
BY: SIBLING CAPITAL VENTURES IV LLC
ITS: SOLE GENERAL PARTNER

By:	/s/ Brian M. Isern
Name:	Brian M. Isern
Title:	President

Date:	2/28/18

Address:

Attn: Brian M. Isern

702 San Antonio Street

Austin, Texas 78701

Signature Page to Tricida, Inc.

Amendment No. 1 to the Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTOR:

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P.
By: VHCP Management II, LLC Its: General Partner

VHCP CO-INVESTMENT HOLDINGS II, LLC
By: VHCP Management II, LLC Its: Manager

By:	/s/ David L. Stepp
Name:	David L. Stepp
Title:	Authorized Signatory

Address:

3340 Hillview Avenue

Palo Alto, CA 94304

Signature Page to Tricida, Inc.

Amendment No. 1 to the Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTOR:

LIMULUS VENTURE PARTNERS LIMITED PARTNERSHIP
BY: LIMULUS LLC ITS: GENERAL PARTNER

By:	/s/ Paul A. Howard
Name:	Paul A. Howard
Title:	Manager

Address: c/o Mediphase Venture Partners

One Gateway Center, Suite 407

Newton, MA 02458

Signature Page to Tricida, Inc.

Amendment No. 1 to the Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTOR:

VIVO CAPITAL FUND VIII, L.P.
By: Vivo Capital VIII, LLC Its: General Partner

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Managing Member

Address: 505 Hamilton Ave., Suite 207

Palo Alto, CA 94301

Signature Page to Tricida, Inc.

Amendment No. 1 to the Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTOR:

VIVO CAPITAL SURPLUS FUND VIII, L.P.
By: Vivo Capital VIII, LLC Its: General Partner

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Managing Member

Address: 505 Hamilton Ave., Suite 207

Palo Alto, CA 94301

Signature Page to Tricida, Inc.

Amendment No. 1 to the Amended and Restated Investor Rights Agreement